Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

LAW DEBENTURE TRUST COMPANY

OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(State or other jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

400 Madison Avenue, 4th Floor, New York, N.Y.	10017
(Address of principal executive offices)	(Zip code)

CLEAR CHANNEL COMMUNICATIONS, INC. *

(Exact name of obligor as specified in its charter)

Texas	74-1787539
(State or other jurisdiction of incorporation or Organization)	(I.R.S. employer identification no.)

200 East Basse Road San Antonio, Texas	78209
(Address of principal executive offices)	(Zip code)

Senior Notes due 2021

Guarantees of Senior Notes due 2021

(Title of the indenture securities)

*The co-obligors listed on the next 2 pages are also included in this Form T-1 as additional obligors.

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Clear Channel Capital I, LLC	Delaware	27-0263715
AMFM Broadcasting, Inc.	Delaware	95-4068583
AMFM Operating Inc.	Delaware	13-3649750
Citicasters Licenses, Inc.	Texas	90-0183894
Capstar Radio Operating Company	Delaware	13-3922738
CC Broadcast Holdings, Inc.	Nevada	20-2302507
Christal Radio Sales, Inc.	Delaware	13-2618663
Cine Guarantors II, Inc.	California	95-2960196
Citicasters Co.	Ohio	31-1081002
Clear Channel Broadcasting Licenses, Inc.	Nevada	88-0309517
Clear Channel Broadcasting, Inc.	Nevada	74-2722883
Clear Channel Identity, Inc.	Texas	27-1992018
Clear Channel Holdings, Inc.	Nevada	88-0318078
Clear Channel Investments, Inc.	Nevada	91-1883551
Clear Channel Management Services, Inc.	Texas	02-0619566
Clear Channel Mexico Holdings, Inc.	Nevada	20-2303205
Clear Channel Satellite Services, Inc.	Delaware	31-1125479
Critical Mass Media, Inc.	Ohio	31-1228174
Katz Communications, Inc.	Delaware	13-0904500
Katz Media Group, Inc.	Delaware	13-3779266

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Katz Millennium Sales & Marketing Inc.	Delaware	06-0963166
Katz Net Radio Sales, Inc.	Delaware	74-3221051
M Street Corporation	Washington	54-1526578
Premiere Radio Networks, Inc.	Delaware	95-4083971
Terrestrial RF Licensing, Inc.	Nevada	55-0858211
CC Licenses, LLC	Delaware	20-3498527
Clear Channel Real Estate, LLC	Delaware	74-2745435
AMFM Broadcasting Licenses, LLC	Delaware	01-0824545
AMFM Radio Licenses, LLC	Delaware	75-2779594
AMFM Texas, LLC	Delaware	74-2939082
AMFM Texas Broadcasting, LP	Delaware	75-2486577
AMFM Texas Licenses, LLC	Texas	75-2486580
Capstar TX, LLC	Texas	13-3933048
CC Finco Holdings, LLC	Delaware	26-3757034

*	The address for each of the additional obligors is the same as for Clear Channel Communications, Inc.

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and One Commerce Plaza, Albany, NY 12257
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.	The consents of the trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, Law Debenture Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of November, 2013.

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By	/s/ James D. Heaney
James D. Heaney
Managing Director

Consolidated Report of Condition (attached as Exhibit 5 hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business September 30, 2013, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

I, Sam Pau, Controller of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 20th day of November, 2013.

/s/ Sam Pau
Sam Pau Controller Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Sam Pau, Controller of Law Debenture Trust Company of New York.

Attested by:	/s/ James D. Heaney
James D. Heaney
Its:	Managing Director

Law Debenture Trust Company of New York

FFIEC 041 PAGE RC-7	Exhibit A
13

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for September 30, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin[1]		0081			883	1.a.
b. Interest-bearing balances[2]		0071		50	469	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold		B987				3.a.
b. Securities purchased under agreements to resell[3]		B989				3.b.
4. Loans and lease financing receivables (from Schedule RC-C)						4.a.
a. Loans and leases held for sale		5369
b. Loans and leases, net of unearned income	B528					4.b.
c. LESS: Allowance for loan and lease losses	3123					4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529				4.d.
5. Trading assets (from Schedule RC-D)		3545				5.
6. Premises and fixed assets (including capitalized leases)		2145			13	6.
7. Other real estate owned (from Schedule RC-M		2150				7.
8. Investments in unconsolidated subsidiaries and associated companies		2130				8.
9. Direct and indirect investments in real estate ventures		3656				9.
10. Intangible assets:
a. Goodwill		3163				10.a.
b. Other intangible assets (from Schedule RC-M)		0426				10.b.
11. Other assets (from Schedule RC-F)		2160		3	923	11.
12. Total assets (sum of items 1 through 11)		2170		55	288	12.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements, regardless of maturity.

FFIEC 041 PAGE RC-8
14

Schedule RC—Continued

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200				13.a.
(1) Noninterest-bearing[1]	6631					13.a.(1)
(2) Interest-bearing	6636					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased[2]		B993				14.a.
b. Securities sold under agreements to repurchase[3]		B995				14.b.
15. Trading liabilities (from Schedule RC-D)		3548				15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190				16.
17. and 18. Not applicable
19. Subordinated notes and debentures[4]		3200				19.
20. Other liabilities (from Schedule RC-G)		2930		4	797	20.
21. Total liabilities (sum of items 13 through 20)		2948		4	797	21.
22. Not applicable
EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus		3838				23.
24. Common stock		3230			1	24.
25. Surplus (excludes all surplus related to preferred stock)		3839		49	876	25.
26. a. Retained earnings		3632			614	26.a.
b. Accumulated other comprehensive income[5]		B530				26.b.
c. Other equity capital components[6]		A130				26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)		3210		50	491	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries		3000				27.b
28. Total equity capital (sum of items 27.a and 27.b)		G105		50	491	28.
29. Total liabilities and equity capital (sum of items 21 and 28)		3300		55	288	29.

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012

RCON	Number
	1	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =   Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority) 6 = Review of the bank’s financial statements by external auditors
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	7 = Compilation of the bank’ financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work

To be reported with the March Report of Condition.	RCON	MM	DD
2. Bank’s fiscal year-end date	8678	12	31	M.2.

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[3]	Includes all securities repurchase agreements, regardless of maturity.
[4]	Includes limited-life preferred stock and related surplus.
[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.